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                                                                    EXHIBIT 10.6


                        DEFERRED COMPENSATION AGREEMENT


     This Deferred Compensation Agreement (this "Agreement") is dated November 14, 1997 by and between EQUITY RESIDENTIAL PROPERTIES MANAGEMENT LIMITED PARTNERSHIP, an Illinois limited partnership ("Employer"), and RICHARD G. BERRY ("Employee").

                                   RECITALS:

     A. The parties previously entered into an employment agreement dated as of August 27, 1997, as subsequently amended by AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT dated as of November 14, 1997 (collectively referred to hereinafter as the "Employment Agreement").

     B. Concurrently with the execution and delivery of the Employment Agreement, Evans Withycombe Residential, Inc., a Maryland corporation ("EWR"), entered into an Agreement and Plan of Merger ("Merger Agreement"), pursuant to which EWR shall merge with and into Equity Residential Properties Trust, a Maryland real estate investment trust and an affiliate of the Employer ("EQR") (the "Merger").

     C. In connection with the Employer's Employment Agreement with the Employee, Employer desires to provide Employee with certain additional benefits under the terms and conditions set forth in this Agreement as of the time the Merger is consummated (the "Effective Time").

                                   AGREEMENT
                                   ---------

     In consideration of the covenants and mutual agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Effective Time: This Agreement shall not become effective unless and until the Effective Time occurs.

     2. Purpose: This Agreement has been established to provide additional compensation to Employee as a member of a select group of management or highly-compensated employees of the Employer.

     3. Funding: Unless other arrangements are approved by the Board of Trustees of EQR (the "Board"), in its sole discretion, all amounts payable or credited to Employee or his designated beneficiaries hereunder shall be paid in cash from the general assets of the Employer. The Employer shall be under no obligation to establish a special or separate fund, or to segregate any of its assets, to assure payment of amounts under this Agreement.

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     4.  Unsecured Creditor:  Nothing contained in this Agreement, and no action
         ------------------
taken pursuant to its provisions, shall create or be construed to create a trust of any kind, nor a fiduciary relationship between the Employer or EQR and the Employee. To the extent that the Employee acquires a right to receive any amount from the Employer under the Agreement, such rights shall be no greater than the right of an unsecured creditor of the Employer or EQR. The Employee acknowledges that, in the event the Employer becomes financially distressed (whether due to bankruptcy, insolvency or otherwise), the Employer's ability to benefits to the Employee under this Agreement could be adversely impacted.

     5.  Deferred Compensation Benefits:  The Employee shall become entitled to
         ------------------------------
the amount described in this Section 5 only in the event that the Employee incurs a termination of employment for any reason prior to January 1, 2001. The benefit amount ("Benefit Amount") payable under this Agreement will be equal to the fair market value ("Value"), determined as of the date of the Employee's termination of employment: (1) of all unvested restricted common shares of beneficial interest, $.01 par value per share, of EQR ("Unvested Restricted Shares") granted to the Employee in exchange for common shares of EWR under the terms of the Employment Agreement and (2) all Unvested Restricted Shares granted to the Employee in payment of the Employee's 1997 bonus with EWR. The Value shall be calculated using the latest closing price of common shares of beneficial interest of EQR reported on the New York Stock Exchange.

     6.  Interest Factor:  The Benefit Amount shall be increased by an interest
         ---------------
factor of 9% compounded semi-annually over the Payment Period.

     7.  Payment Period:  As used in this Agreement, the Payment Period shall
         --------------
include the one-year period following termination of employment. The Benefit Amount, together with accrued interest, shall be paid in two semi-annual installments over the Payment Period.

     8.  Benefits Upon Death Of Employee Before Receiving All Benefits:  If the
         -------------------------------------------------------------
Employee dies following a termination of employment which entitles him to the Benefit Amount and prior to receipt of all benefit payments under this Agreement, his designated beneficiary shall receive any remaining benefits to which the Employee is entitled over the remainder of the Payment Period.

     9.  Designation Of Beneficiary:  The Employee, from time to time, may
         --------------------------
designate in writing any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits are to be paid if he dies before receiving all of the Benefit Amount, together with accrued interest. A beneficiary designation will be effective only when signed by the Employee and filed with the Committee (as defined in Section 22) while the participant is alive and will cancel all beneficiary designations signed earlier. If the Employee fails to designate a beneficiary as provided in this
Section 9, or if all designated beneficiaries predecease the Employee or die prior to complete distribution of the Employee's benefits, then the Employee's designated beneficiary shall be deemed to be the person or persons surviving him in the first of the following classes in which there is a survivor, share and share alike:

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          i.    the Employee's surviving spouse;

          ii. the Employee's children, except that if any of the children predecease the Employee but leave issues surviving, then such issue shall take, by right of representation, the share their parent would have taken if living; and

          iii. the Employee's personal representative (executor or administrator).

Any payment to a deemed beneficiary shall completely discharge the Employer's obligations under this Agreement.

     10.  Not A Contract Of Employment:  The terms and conditions of this
          ----------------------------
Agreement shall not be deemed to constitute a contract of employment between the Employer and the Employee, and the Employee (or his beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Agreement shall be deemed to give the Employee a right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge him at any time.

     11.  Right To Amend Or Terminate:  The Board with the Employee's prior
          ---------------------------
written approval, may at any time and from time to time to modify, suspend, amend or terminate the Agreement in whole or in part.

     12.  Nonalienation Of Benefits:  To the extent permitted by law, no amount
          -------------------------
payable under the Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, garnishment, pledge or encumbrance. Any attempt to anticipate, alienate, sell, transfer, assign, attach, pledge or encumber the same shall be void, and no amount payable under the Agreement shall be in any manner liable to or subject to the debts, contracts, liabilities, engagements or torts of any Employee or designated beneficiary.

     13.  Payments To Incompetents:  If the Employee or designated beneficiary
          ------------------------
entitled to receive any benefit hereunder is deemed by the Committee, or is adjudged, to be legally incapable of giving valid receipt and discharge for such benefit, such benefit shall be paid to such person(s) as the Committee may designate or to a duly appointed guardian. Any such payment shall be in complete discharge of the liability of the Agreement, the Committee and the Employer to the Employee or the designated beneficiary.

     14.  Missing Persons:  If the Committee cannot ascertain the whereabouts of
          ---------------
any designated beneficiary to whom a payment is due under the Agreement, and if, after five (5) years from the date such payment is due, a notice of such payment due is mailed to the last known address of such designated beneficiary as shown on the records of the Committee, and within three (3) months after such mailing such designated beneficiary has not made written claim therefor, the Committee, if it so elects, may direct that such payment and all remaining payments otherwise due to such designated beneficiary be permanently cancelled. Any such

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cancellation shall be in complete discharge of the liability of the Agreement, the Committee and the Employer to the Employee and his designated beneficiaries.

     15.  Gender and Number:  Wherever used herein, the masculine gender shall
          -----------------
include the feminine gender and the singular shall include the plural, unless the context indicates otherwise.

     16.  Withholding:  The Employer may withhold from any benefits payable
          -----------
under the Agreement all federal, state, local or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     17.  Governing Law:  To the extent not preempted by Federal law, the
          -------------
provisions of the Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     18.  Severability:  If any provision of this Agreement or application
          ------------
thereof to any designated beneficiary is held invalid or unenforceable, the remainder of the Agreement will not be affected thereby and to that extent the provisions of this Agreement are intended to be and are deemed to be severable.

     19.  Headings.  All headings in this Agreement are for reference only and
          --------
are not to be utilized to construe its terms.

     20.  Resolution Of Disputes:  Any controversy or claim arising out of, or
          ----------------------
relating to this, Agreement shall be determined by arbitration in accordance with the rules of the American Arbitration Association.

                         EQUITY RESIDENTIAL PROPERTIES MANAGEMENT LIMITED PARTNERSHIP

                         By: ERP OPERATING LIMITED PARTNERSHIP, an Illinois
                             limited partnership, its general partner

                             By: EQUITY RESIDENTIAL PROPERTIES TRUST, its
                                 general partner


                                 By: /s/ Bruce C. Strohm
                                    --------------------------------------------
                                    Title: Executive Vice President
                                          --------------------------------------

                                     /s/ Richard G. Berry
                             ---------------------------------------------------
                                           Richard G. Berry

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